Exhibit 99.1

4D Molecular Therapeutics Reports Third Quarter 2022 Financial Results

- Interim clinical trial data from 4DMT’s Phase 1/2 clinical trial of 4D-710 for the treatment of cystic fibrosis lung disease was presented at North American Cystic Fibrosis Conference on November 3, 2022

- Cash, cash equivalents and marketable securities sufficient to fund operations into the first half of 2025

Emeryville, CA – November 9, 2022 – 4D Molecular Therapeutics, Inc. (Nasdaq: FDMT), a clinical-stage biotherapeutics company harnessing the power of directed evolution for targeted genetic medicines, today reported third quarter 2022 financial results.

On November 3, 2022, interim clinical data from patients enrolled in cohort 1 of 4DMT’s Phase 1/2 clinical trial of 4D-710 for the treatment of cystic fibrosis lung disease was presented at the North American Cystic Fibrosis Conference, which demonstrated safety and tolerability with no 4D-710-related adverse events following aerosol delivery. Analyses of 11 total lung biopsies and brushings (Week 4) demonstrated widespread delivery and expression of the 4D-710 CFTRΔR transgene in all samples across all three patients’ lungs. Levels of transgene expression were in a range that was predicted to be associated with clinical benefit. The 4D-710 product candidate comprises the proprietary synthetic aerosol delivered vector A101 that was invented at 4DMT.

"We are encouraged by the interim clinical data we have released from our aerosol delivered 4D-710 program for the treatment of cystic fibrosis lung disease. We have now demonstrated potential safety, tolerability, and clinical activity with three different proprietary synthetic AAV-derived vectors, each delivered by a routine route of administration, that we invented through our Therapeutic Vector Evolution platform. These clinical data illustrate the potential of this platform to invent optimized vectors for our genetic medicines in multiple therapeutic areas. We look forward to further patient assessments, and to enrolling additional patients onto the 4D-710 clinical trial to continue the progress of our 4D-710 product candidate,” said David Kirn, M.D., Co-founder, and Chief Executive Officer of 4DMT. Dr. Kirn added, “During 2022, we have maintained our discipline and focus on efficient cash utilization with current cash available to support our planned operations into the first half of 2025.”

Third Quarter 2022 Financial Results

Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities were $239 million as of September 30, 2022. We expect cash, cash equivalents and marketable securities to be sufficient to fund operations into the first half of 2025.

Revenue: Total revenue for the quarter ended September 30, 2022, was $0.5 million, as compared to $1.4 million for the quarter ended September 30, 2021.

R&D Expenses: Research and development expenses were $18.9 million for the quarter ended September 30, 2022, as compared to $15.8 million for the quarter ended September 30, 2021. This increase was primarily driven by the progression of our clinical product candidates, including 4D-150 for wet AMD, 4D-310 for Fabry disease and 4D-710 for cystic fibrosis lung disease.

G&A Expenses: General and administrative expenses were $8.1 million for the quarter ended September 30, 2022, as compared to $8.2 million for the quarter ended September 30, 2021.

Net Loss: Net loss was $25.7 million for the quarter ended September 30, 2022, as compared to $22.2 million for the quarter ended September 30, 2021. This increase in net loss was primarily driven by increased research and development expenses associated with the progression of our clinical product candidates, including 4D-150 for wet AMD, 4D-310 for Fabry disease and 4D-710 for cystic fibrosis lung disease.

About 4DMT

4DMT is a clinical stage biotherapeutics company harnessing the power of directed evolution for targeted genetic medicines. 4DMT seeks to unlock the full potential of genetic medicines using its platform, Therapeutic Vector Evolution, which combines the power of directed evolution with approximately one billion synthetic capsid sequences to invent targeted and evolved vectors for use in our products. The company is initially focused on five clinical-stage products in three therapeutic areas for both rare and large market diseases: ophthalmology, cardiology (including Fabry disease) and pulmonology. The 4DMT targeted and evolved vectors are invented with the goal of being delivered at relatively low doses through clinically routine, well tolerated and minimally invasive routes of administration, transducing diseased cells in target tissues efficiently, having reduced immunogenicity and, where relevant, having resistance to pre-existing antibodies. The five 4DMT product candidates in clinical development are: 4D-150 for wet AMD, 4D-310 for Fabry disease, 4D-710 for cystic fibrosis, 4D-125 for XLRP, and 4D-110 for choroideremia.

4D-150, 4D-310, 4D-710, 4D-125, and 4D-110 are in clinical trials and have not yet been approved for marketing by the US FDA or any other regulatory authority. No representation is made as to the safety or effectiveness of 4D-150, 4D-310, 4D-710, 4D-125, and 4D-110 for the therapeutic use for which they are being studied. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, and the 4DMT logo are trademarks of 4DMT.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding plans and timelines for the clinical development of our various product candidates, including the therapeutic potential and clinical benefits thereof; the ability to continue to enroll 4D Molecular Therapeutics' ongoing clinical trials; expectations regarding the expression of CFTRΔR transgene in patients dosed with 4D-710; the potential and expectations of our Therapeutics Vector Evolution platform, including the potential to optimize vectors; expectations on how long our cash, cash equivalents and marketable securities can fund operations; and 4D Molecular Therapeutics' strategy, business plans and focus. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials for the development of 4D Molecular Therapeutics' drug candidates, the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; 4D Molecular Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of our planned interactions with regulatory authorities; and obtaining, maintaining and protecting our intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Quarterly Report on Form 10-Q to be filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Our results for the quarter ended September 30, 2022, are also not necessarily indicative of our operating results for any future periods.

4D Molecular Therapeutics, Inc.

Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Collaboration and license revenue	$500	$1,366	$1,882	$17,946
Total revenue	500	1,366	1,882	17,946
Operating expenses:
Research and development	18,940	15,840	58,753	43,832
General and administrative	8,055	8,187	24,441	20,683
Total operating expenses	26,995	24,027	83,194	64,515
Loss from operations	(26,495)	(22,661)	(81,312)	(46,569)
Other income (expense), net:	804	422	1,197	335
Net loss	$(25,691)	$(22,239)	$(80,115)	$(46,234)
Net loss per share, basic and diluted	$(0.79)	$(0.82)	$(2.48)	$(1.72)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	32,385,791	27,022,380	32,305,074	26,818,595

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(Unaudited)

(in thousands)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$238,837	$315,429
Working capital	218,914	239,942
Total assets	280,164	353,487
Total liabilities	28,720	34,380
Accumulated deficit	(287,111)	(206,996)
Total stockholders’ equity	251,444	319,107

Contacts:

Media:

Katherine Smith

EvokeCanale

Katherine.Smith@evokegroup.com

Investors:

August J. Moretti

CFO

amoretti@4dmt.com